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                                                  Registration No. 333-
===========================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                     __________________________________

                                  FORM S-8

                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                     __________________________________

                                  SYMS CORP

           (Exact Name of Registrant as Specified in Its Charter)

                                 New Jersey
                       (State or Other Jurisdiction of
                       Incorporation or Organization)

                                 22-2465228
                    (I.R.S. Employer Identification No.)

                                  Syms Way
                         Secaucus, New Jersey 07094
             (Address of Principal Executive Offices) (Zip Code)

      Amended and Restated Incentive Stock Option and Appreciation Plan
                          (Full Title of the Plan)

                     __________________________________

                         Marcy Syms Merns, President
                                  Syms Corp
                                  Syms Way
                         Secaucus, New Jersey 07094
                   (Name and Address of Agent for Service)

                               (201) 902-9600
                   (Telephone Number, Including Area Code,
                            of Agent for Service)
                     __________________________________

                                 Copies to:
                           Michael N. Rosen, Esq.
               Robinson Silverman Pearce Aronsohn & Berman LLP
                         1290 Avenue of the Americas
                          New York, New York  10104
                     __________________________________

      Approximate date of commencement of proposed sale to the public:
         Immedaitely upon the filing of this Registration Statement
                     __________________________________

                       CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------
                               Proposed
                                Maximum        Proposed
Title of                       Offering        Maximum
Securities        Amount        Price          Aggregate       Amount of
 to be            to be          Per           Offering      Registration
Registered      Registered     Share(1)        Price(1)           Fee
--------------------------------------------------------------------------
Common Stock,
par value
$.05             500,000(2)    $4.13          $2,065,000        $545.16

---------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) promulgated under the Securities Act based on the average high and low market prices of the Common Stock of the Company as reported on the New York Stock Exchange on August 18, 2000 ($4.13 per share).
(2) Represents the increase in the total number of shares reserved for issuance under the Registrant's Amended and Restated Incentive Stock Option and Appreciation Plan (the "Plan"). An aggregate of 1,000,000 shares has been previously registered under a Post-Effective Amendment Number 1 to Form S-8 (Reg. No. 2-85554). This Registration Statement also covers such an indeterminate number of additional shares as may be issued pursuant to the antidilution provisions of the Plan.

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                   STATEMENT UNDER GENERAL INSTRUCTION E
                    REGISTRATION OF ADDITIONAL SECURITIES

     Pursuant to General Instruction E of Form S-8, this Registration Statement is filed solely to register an additional 500,000 shares of Common Stock, par value $.05 per share, of the Registrant reserved for issuance under the Registrant's Amended and Restated Incentive Stock Option and Appreciation Plan. This increase was approved by a majority vote of the Board of Directors of the Registrant in November, 1999, and approved by a majority vote of the stockholders in July, 2000. Pursuant to Instruction E, the contents of the Registrant's Registration Statement on Form S-8, File No. 2-85554, including without limitation periodic reports that the Registrant filed, or will file, after such Form S-8 to maintain current information about the Registrant, are hereby incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.   Exhibits

5.1 Opinion of Wolff & Samson, P.A., counsel to the Company, as to certain legal matters in connection with the shares of Common Stock being registered.

23.1      Consent of Wolff & Samson, P.A. (included as part of Exhibit 5.1).

23.2      Independent Auditors' Consent of Deloitte & Touche LLP.

24.1 Power of Attorney (included on signature page of this Registration Statement).

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                                 SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Secaucus, State of New Jersey, on the 22nd day of August, 2000.

                              SYMS CORP.


                              By:/s/ Sy Syms
                                 --------------------------------
                                 Sy Syms
                                 Chairman of the Board

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                              POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Sy Syms and Marcy Syms Merns, and each and any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


    Name                       Title                         Date
    ----                       -----                         ----

/s/ Sy Syms           Chairman of the Board               August 22, 2000
--------------------  and Director
Sy Syms

/s/ Marcy Syms Merns  President, Chief Executive          August 22, 2000
--------------------  Officer, and Director
Marcy Syms Merns

/s/ Antone Moreira    Vice President, Chief Financial     August 22, 2000
--------------------  Officer, and Director
Antone Moreira

/s/ Harvey Weinberg   Director                            August 22, 2000
--------------------
Harvey Weinberg

/s/ David Messer      Director                            August 22, 2000
--------------------
David Messer

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                                EXHIBIT INDEX

Exhibit No.         Document

5.1 Opinion of Wolff & Samson, P.A., counsel to the Company, as to certain legal matters in connection with the shares of Common Stock being registered.

23.1                Consent of Wolff & Samson, P.A. (included as part of
                    Exhibit 5.1).

23.2                Independent Auditors' Consent of Deloitte & Touche LLP.

24.1 Power of Attorney (included on signature page of this Registration Statement).